UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 07, 2026

Innospec Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13879	98-0181725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway Suite 350
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 7925554

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	IOSP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2026, Innospec Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended March 31, 2026 (the “Press Release”).

The information under this Item 2.02 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section. The information under this Item 2.02 and Exhibit 99.1 hereto shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (“Securities Act”), unless otherwise expressly indicated in such registration statement or other document.

Item 7.01 Regulation FD Disclosure

Dividend and Share Repurchase Authorization

The Company also announced in the Press Release that on May 1, 2026, the Company’s Board of Directors declared a semi-annual cash dividend of $0.92 per share on the Company’s Common Stock, par value $0.01 per share (“Common Stock”). The dividend will be paid on May 29, 2026 to shareholders of record as of May 19, 2026.

In addition, the Board of Directors authorized the repurchase of up to $75 million in shares of the Company’s outstanding common stock over a three-year period commencing on May 12, 2026. This replaces the $50 million repurchase authorization announced on March 11, 2025, of which approximately $16 million remains. The timing, manner, price and amount of any repurchases will be determined in the discretion of management, depending on market conditions and other factors. Repurchases may be made from time to time through open market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements and other relevant factors. Open market repurchases will be structured to occur in accordance with the requirements of Rule 10b-18 of the Exchange Act. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. The repurchase program does not obligate the Company to acquire any particular amount of its Common Stock and may be suspended at any time at the Company’s discretion.

The exact number of shares to be repurchased by the Company, if any, is not guaranteed. Depending on market conditions and other factors, these repurchases may be commenced or suspended at any time or periodically without prior notice.

The information under this Item 7.01 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. The information under this Item 2.02 and Exhibit 99.1 hereto shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act, unless otherwise expressly indicated in such registration statement or other document.

Item 9.01 Financial Statements and Exhibits.

Number	Description	Method of Filing

99.1	Press Release dated May 7, 2026 announcing Innospec Inc.’s financial results for the quarter ended March 31, 2026.	Filed Herewith

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2026	By:	/s/ David B. Jones
David B. Jones Senior Vice President, General Counsel and Chief Compliance Officer